UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 4, 2007, Network Equipment Technologies, Inc., a Delaware corporation (“N.E.T.”) completed its acquisition of Quintum Technologies, Inc., a Delaware corporation (“Quintum”). N.E.T. acquired Quintum pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) entered into on October 22, 2007. Under the terms of the Merger Agreement, N.E.T. acquired all of the outstanding shares of Quintum for a total equity value (under the terms of the Merger Agreement) of $41 million, comprised of $20.5 million in cash and 1,732,274 shares of common stock of N.E.T. N.E.T. has also paid off approximately $2.1 million in debt that was on Quintum’s balance sheet. In addition, N.E.T. has issued to Quintum employees stock options to purchase 567,500 shares of N.E.T. common stock at an exercise price of $11.66 per share (the closing price of N.E.T. common stock on December 4, 2007).

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 10.43 to N.E.T.’s quarterly report on Form 10-Q filed on November 7, 2007.

Item 3.02.	Unregistered Sales of Equity Securities.

As set forth in Item 2.01 above, N.E.T. is issuing to the stockholders of Quintum 1,732,274 shares of N.E.T. common stock. The issuance of the N.E.T. common stock pursuant to the Merger Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On December 5, 2007, N.E.T. issued the attached press release titled “Network Equipment Technologies Completes Acquisition of Quintum Technologies.” The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this report under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(d) Exhibits

10.43	Agreement and Plan of Merger dated October 22, 2007 by and among Network Equipment Technologies, Inc. and certain of its wholly owned subsidiaries, Quintum Technologies, Inc, and Cheng T. Chen*

99.1	Press Release dated December 5, 2007

*	Incorporated by reference from the Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007 filed on November 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Equipment Technologies, Inc.

Date: December 10, 2007	By:	/s/ JOHN F. MCGRATH, JR.
	Name:	John F. McGrath, Jr.
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated December 5, 2007